November 14, 2006

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Hudson City Bancorp, Inc. ("Hudson City" or "HCBK") and Sound Federal Bancorp, Inc. ("Sound Federal" or "SFFS"), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Hudson City's and Sound Federal's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue," "potential", or words of similar meaning. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Hudson City's 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission and are available at the SEC's Internet site (http://www.sec.gov). Any or all of the forward-looking statements in this presentation and in any other public statements made by Hudson City may turn out to be wrong. They can be affected by inaccurate assumptions Hudson City might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Hudson City does not intend to update any of the forward-looking statements after the date of this presentation or to conform these statements to actual events.

Overview & Strategy 5

Overview 110 branch locations (including Sound Federal acquisition effective July 14, 2006): 88 in New Jersey, 18 in New York and 4 in Connecticut "First-step" conversion in July 1999, selling 47% and raising $541 million and completed "second-step" conversion on June 7, 2005 raising $3.9 billion Third-largest thrift based on a market capitalization of $7.8 billion Since December 31, 1999: Grown assets, deposits, and EPS by 295%, 91% and 196% (1) Stock price has appreciated 532% as of September 30, 2006 ___________________________ Reflects change in total assets and total deposits from December 31, 1999 to September 30, 2006 and change in EPS from full year 2000 to full year 2005

Operating Model Simple, consistent operating model Originate and purchase single family mortgage loans A jumbo originator and purchaser Retain all loans originated and purchased Outstanding Credit Quality Multiple Mortgage Loan Distribution Channels Retail (Our Own Agents) Retail (Mortgage Brokers and Bankers) Wholesale (Geographic Diversity)

Operating Model Industry-leading operating efficiency ratio of 25% Fund lending and investing activities with retail deposits and borrowings Compete on the basis of effective customer service and attractive pricing Focused operations, portfolio lending strategy, and low employee turnover contribute to superior customer service

Strategy: Focused Growth Continue strategy of internally-generated growth Increase mortgage originations and purchases Pursue branch expansion in existing and adjacent markets with similar demographics Capitalize on merger-related market disruption, particularly the acquisition of traditional thrifts Ability to target both high- and moderate-income customers facilitates expansion

Successful Acquisition of Sound Federal February 8, 2006 - Execution of Definitive Agreement July 14, 2006 - Acquisition Competed September 8, 2006 - Systems Converted

Attractive and Complementary Branch Network ___________________________ Source: SNL DataSource. Deposit market share data as of June 30, 2006. Hudson City Market Area Sound Federal Market Area Hudson City Branch Sound Federal Branch NY

Strong Growth in New Markets

Strong Growth in New Markets Hudson City has Generated Robust Deposit Growth Since Entering Long Island in 2004 and Staten Island in 2005

Expanded Presence in Desirable Markets The acquisition of Sound Federal further enhanced the already attractive demographics of Hudson City's footprint Since the Sound Federal acquisition we have branches in 9 of the top 50 counties in the U.S. in terms of median household income ___________________________

Hudson City's Financial Review 25

Strong Asset Growth (in millions) At December 31, (CAGR) Compounded Annual Growth Rate 27

Residential Mortgage Lending Growth 29

Conservative Loan Underwriting Interest Income from Negative Amortization Loans in 2006 $ 0 Option Arms / Negative Amortization Loans Originated in 2006 $ 0 Option Arms / Negative Amortization Loans Outstanding at September 30, 2006 $ 0

Consistently Superior Credit Quality Non-Performing Assets / Total Assets At December 31,

Industry-Leading Operational Efficiency Hudson City ranked #1 in efficiency ratio among the 50 largest banks and thrifts by assets as of September 30, 2006 (1) $116 million in average deposits per branch at September 30, 2006

Winning Formula

Earnings and Dividend Growth Dividend 6-Year CAGR of 79.55% ___________________________ Split adjusted ( 2:1 June 2002 and 3.206:1 June 2005) Year Ended December 31, EPS 6-Year CAGR of 36.26% 39 (CAGR) Compounded Annual Growth Rate

Cumulative Cash Returned to Shareholders (in millions) ___________________________ Dividends does not include dividend paid to MHC 41 192,629,787 shares repurchased at a weighted avg. price of $6.17

HCBK Ownership Breakdown Institutional Investors Other Investors Insider Ownership * ___________________________ Source: NASDAQ Online * Includes Beneficial Ownership of Directors and Executives Officers plus the ESOP

Leader in Corporate Governance Institutional Shareholder Services (ISS) - CGQ Rating: HCBK outperformed 98.8% of the companies in the Russell 3000 and 98.8% of the companies in the Bank's group in terms of Corporate Governance. ___________________________ As of October 1, 2006

Superior Stock Price Performance

Hudson City Named Best Performer by WSJ

HCBK Named Best 5-Year Performer by WSJ